EXHIBIT 5.1

                             GREENBERG TRAURIG, P.A.
                                MetLife Building
                           200 Park Avenue, 15th Floor
                               New York, NY 10166

                                                                 October 8, 1999

ProxyMed, Inc.
2555 Davie Road, Suite 110
Fort Lauderdale, Florida 33317

Dear Sirs:

                  We are acting as counsel to ProxyMed, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-3, filed on October 8, 1999 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 472,500 shares of the Company's common stock, par value $.001 per share (the "Shares"), which are being registered in connection with the proposed sale of the Shares by the persons listed as selling shareholders therein.

                  We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

                  Based upon the foregoing, we are of the opinion that the Shares have been, or when issued, delivered and paid for will be, validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the prospectus forming a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Greenberg Traurig, P.A.

                                                     GREENBERG TRAURIG, P.A.